Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)         Form S-3 (No. 333-230399) and related prospectus,

(2)         Form S-8 (No. 333-223771), and

(3)         Form S-8 (No. 333-231373);

of Quanterix Corporation of our report dated September 17, 2019, with respect to the financial statement of UmanDiagnostics AB, included in this Current Report on Form 8-K.

/s/ Ernst & Young AB

Stockholm, Sweden

September 17, 2019